                                                                    EXHIBIT 21.1


                                                                STATE OF
WHOLLY-OWNED SUBSIDIARIES OF REGISTRANT                       INCORPORATION
- ---------------------------------------                       ------------
Athens Brick Company                                            Delaware
Brookhollow Corporation                                         Delaware
        Brookhollow of Alexandria, Inc.                         Louisiana
        Brook Hollow Properties, Inc.                           Texas
        Brookhollow of North Carolina, Inc.                     North Carolina
        Brookhollow of Virginia, Inc.                           Virginia
        Southwestern Financial Corporation, formerly
         Clodine Properties Inc.                                Texas
Cemstar Inc.                                                    Texas
Creole Corporation                                              Delaware
Diamond Pro Inc.                                                Texas
Dolphin Construction Company                                    Louisiana
Earthen Technologies, Inc.                                      Texas
Louisiana Industries, Inc.                                      Louisiana
Pacific Custom Materials, Inc.                                  California
TXI Aviation, Inc.                                              Texas
TXI Cement Company, formerly TXI Structural Products, Inc.      Delaware
TXI Transportation Company                                      Texas


COMPANY 84% OWNED BY REGISTRANT
- -------------------------------

Chaparral Steel Company                                         Delaware
        Chaparral Steel Texas, Inc.                             Delaware
        Chaparral Steel Holding, Inc.                           Delaware
        Chaparral Steel Trust                                   Delaware
        Chaparral Steel Midlothian, LP                          Delaware
        Castelite Steel Products Inc.                           Texas


        COMPANIES 80% OWNED BY CHAPARRAL
        --------------------------------

                 America Steel Transport, Inc.                  Texas

                                     -41-